EXHIBIT 21

Subsidiaries of Integra LifeSciences Holdings Corporation

Name of Subsidiary	State or Country of Incorporation or Organization
Ascension Orthopedics, Inc.	Delaware
Ascension Orthopedics Limited	United Kingdom
BIMECO, Inc.	Florida
BioD, LLC	Delaware
BioDlogics, LLC	Delaware
BioRecovery, LLC	Delaware
CardioDyne, Inc.	Massachusetts
Cathtec, Incorporated	Massachusetts
Caveangle Limited	United Kingdom
Confluent Surgical, Inc.	Delaware
Derma First Aid Products, Inc.	Pennsylvania
Derma Sciences Canada, Inc.	Canada
Derma Sciences Europe, Ltd.	United Kingdom
Derma Sciences, Inc.	Delaware
EndoSolutions, Inc.	Delaware
Fiber Imaging Technologies, Inc.	Massachusetts
GMS, Gesellschaft für medizinische Sondentechnik mbH	Germany
ILS Financing Corporation	Delaware
ILS Financing (Ireland) Limited	Ireland
ILS Services Switzerland Ltd.	Switzerland
INS Sweden AB	Sweden
Integra Burlington MA, Inc. (formerly known as Integra Radionics, Inc.)	Delaware
Integra Canada ULC (formerly known as Canada Microsurgical ULC)	Canada
Integra CI, Inc.	Cayman Islands
Integra Euro Holdings, Inc.	Delaware
Integra France Holdings SAS	France
Integra German Holdings GmbH	Germany
Integra GmbH	Germany
Integra Japan K.K.	Japan
Integra LifeSciences Austria GmbH	Austria
Integra LifeSciences Brazil Ltda.	Brazil
Integra LifeSciences (Canada) Holdings, Inc.	Delaware
Integra LifeSciences Corporation	Delaware
Integra LifeSciences (Ireland) Limited	Ireland
Integra LifeSciences Italy S.r.l.	Italy
Integra LifeSciences Middle East FZ-LLC	Dubai
Integra LifeSciences NR Ireland Limited	Ireland
Integra LifeSciences Production Corporation	Delaware
Integra LifeSciences Sales LLC (f/k/a Integra Healthcare Products LLC)	Delaware
Integra LifeSciences Services (France) SAS	France

Integra LifeSciences (Shanghai) Co., Ltd.	China
Integra LifeSciences Shared Services (Ireland) Limited	Ireland
Integra LifeSciences Singapore Pte. Ltd.	Singapore
Integra LifeSciences Spain, S.L.	Spain
Integra LifeSciences Switzerland Sárl	Switzerland
Integra LS (Benelux) NV	Belgium
Integra LS Mexico, S. DE R. L. DE C.V.	Mexico
Integra Luxtec, Inc.	Massachusetts
Integra ME GmbH	Germany
Integra MicroFrance SAS	France
Integra NeuroSciences (International), Inc.	Delaware
Integra NeuroSciences Holdings (UK) Limited	United Kingdom
Integra NeuroSciences Holdings B.V.	Netherlands
Integra NeuroSciences Implants (France) SAS	France
Integra NeuroSciences Limited	United Kingdom
Integra Neurosciences Pty Ltd. (AUS)	Australia
Integra Neurosciences Pty Ltd. (NZ)	New Zealand
Integra Receivables LLC	Delaware
Integra Sales, Inc.	Delaware
Integra Selector Corporation	Delaware
Integra York PA, Inc. (formerly known as Miltex, Inc.)	Delaware
Integrated Shoulder Collaboration, Inc.	Delaware
IsoTis NV	Netherlands
IsoTis T.E. Facility B.V.	Netherlands
J. Jamner Surgical Instruments, Inc.	Delaware
Jarit GmbH	Germany
LXU Healthcare, Inc. - Medical Specialty Products	Delaware
MedEfficiency, Inc.	Delaware
Minnesota Scientific, Inc.	Minnesota
Nantong Derma Medical Products Co., Ltd.	China
Newdeal SAS	France
Newdeal, Inc.	Texas
Precise Dental Holding Corp.	New Jersey
Precise Dental Internacional, S.A. de C.V.	Mexico
Precise Dental Products, Ltd.	California
Precision Dental International, Inc.	California
Spembly Cryosurgery Limited	United Kingdom
Spembly Medical Limited	United Kingdom
Tarsus Medical Inc.	Delaware
TEI Biosciences (UK) Limited	United Kingdom
TEI Biosciences Inc.	Delaware
TEI Medical Inc.	Delaware
TGX Medical Systems, LLC	Delaware